EXHIBIT 15





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated July 26, 1995 on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three- and six-month periods ended June 30, 1995 and 1994, and included in the Company's Form 10-Q for the quarter ended June 30, 1995, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 2-78422, 33-14791, 33-48690, 33-49842, 33-
58763 and 33-58767), and Form S-3 (Registration No. 33-48089). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                    /s/ COOPERS & LYBRAND L.L.P.

                                    COOPERS & LYBRAND L.L.P.






St. Paul, Minnesota
August 2, 1995